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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Employee Stock Purchase Plan, as amended, and the 1998 Non-Employee Director's Plan, as amended, of Terayon Communication Systems, Inc., of our report dated January 28, 2002, with respect to the consolidated financial statements and schedule of Terayon Communication Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



Palo Alto, California
August 30, 2002